UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 29, 2010 (March 23, 2010)
L. B. Foster Company
(Exact name of registrant as specified in its charter)

Pennsylvania	000-10436	25-1324733
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Pittsburgh, Pennsylvania		15220
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(412) 928-3417

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On March 23, 2010, the Registrant purchased, pursuant to an Asset Purchase Ageement of even date (the "Purchase Agreement"), from Interlocking Deck Systems International, LLC( "IDSI") certain equipment, inventory, proprietary information, goodwill and other assets related to IDSI's steel bridge decking business. The purchase price for these assets was six million nine hundred seventy thousand dollars ($6,970,000), with $5,020,000 having been paid in cash by March 23, 2010, one million dollars ($1,000,000) being payable on the first anniversary of the Closing, as defined in the Purchase Agreement, and nine hundred fifty thousand dollars ($950,000) being payable on the second anniversary of the Closing, with the deferred payment obligations being embodied in a promissory note. Under the Purchase Agreement, IDSI may continue to use, at IDSI's risk, certain of the equipment and may repurchase, with Registrant's agreement, certain of the inventory in connection with IDSI's completion of backlog and other contractual obligations. The Purchase Agreement is attached hereto and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

10.25           Asset Purchase Agreement between Interlocking Deck Systems International, LLC and L.B. Foster Company, dated March 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. Foster Company
(Registrant)

Date: March 29, 2010
/s/ David J. Russo
David J. Russo
Senior Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.25	Asset Purchase Agreement between Interlocking Deck Systems International, LLC and L.B. Foster Company, dated March 23, 2010.